UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2017

Alarm.com Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37461	26-4247032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8281 Greensboro Drive, Suite 100 Tysons, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 389-4033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 23, 2017, Alarm.com Holdings, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting, the stockholders of the Company voted on the following two proposals: (i) to elect one nominee for director to hold office until the Company’s 2020 Annual Meeting of Stockholders (“Proposal 1”) and (ii) to ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017 (“Proposal 2”). The final results of the voting on each proposal are set forth below.

Proposal 1 – Election of Directors

The Company’s stockholders approved Proposal 1. The votes cast were as follows:

Nominee	For	Withheld	Broker Non-Votes
Timothy McAdam	35,691,586	4,270,003	3,934,273

There were no abstentions with respect to Proposal 1.

Proposal 2 - Ratification of the Selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its Fiscal Year Ending December 31, 2017

The Company’s stockholders approved Proposal 2. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
43,739,546	75,651	80,665	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alarm.com Holdings, Inc.

Date: May 24, 2017	By:	/s/ Steve Valenzuela
Steve Valenzuela
Chief Financial Officer